UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): December 5, 2016

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On December 5, 2016, the Annual Meeting of Stockholders of New Concept Energy, Inc. ("NCE" or the "Issuer" or the "Registrant") was called to be held following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement, each dated November 3, 2016, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. On the record date of October 31, 2016, a total of 1,946,935 shares of Common Stock and 559 shares of Series B Preferred Stock was outstanding, with each share entitled to cast one vote.

At the Annual Meeting, which involved the election of directors and the ratification of the appointment of the independent registered public accounting firm, after the call to order, it was determined that fewer than the requisite properly executed and valid proxies to establish a quorum had been received prior to the meeting. The Chair of the meeting recessed the Annual Meeting until December 28, 2016, at 10:30 a.m. in order to allow the further solicitation of proxies to hopefully achieve at least a necessary quorum. A quorum is the presence in person or by proxy of stockholders entitled to cast at least 973,747 votes. During the recess, management and members of the Board of Directors of the Issuer will attempt to obtain additional proxies covering in number at least the quorum number.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 5, 2016

NEW CONCEPT ENERGY, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, President and Chief Financial Officer